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Exhibit 3.1
First Amendment to Employment Agreement between PH Group Inc. and Charles T. Sherman


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT


         THIS FIRST AMENDMENT TO AN EMPLOYMENT AGREEMENT (the "Amendment") is entered into this __ day of _________, 1999 between PH GROUP INC., an Ohio corporation with a place of business at 2365 Scioto Harper Drive, Columbus, Ohio 43204 (the "Company"), and CHARLES T. SHERMAN of Powell, Ohio (the "Executive").

         WHEREAS, the parties hereto have entered into an Employment Agreement dated as of January 23, 1997 (the "Employment Agreement"); and

         WHEREAS, the parties desire to amend the Employment Agreement in certain respects;

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties, hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. AMENDMENT.

                  1.1 Section 2 of the Employment Agreement is hereby deleted in its entirety and the following substituted therefor:

                  Section 2. TERM. Subject to Sections 4 and 5 hereof, the term of this Agreement shall be for a period commencing September 1, 1999, and terminating on August 31, 2003 and shall continue thereafter on a year-to-year basis unless either party hereto gives written notice to the other at least six months prior to August 31 of the year in which such party intends to have this Agreement terminate that such party does not intend to renew this Agreement (the "Term").

         SECTION 2. CONTINUING VALIDITY. Except as amended hereby, all terms and provisions of the Employment Agreement shall remain in full force and effect as though this First Amendment were a part of the original Employment Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.


PH GROUP INC.                               EXECUTIVE

By:                                         By:
   ---------------------------------           ---------------------------------
      Michael Gardner, Vice President             Charles T. Sherman